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Exhibit (21) - Subsidiaries of Registrant

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                                             State or Jurisdiction
                                             of Incorporation or
Name                                         Organization
Comerica Investment Services, Inc.           Michigan
Comerica Capital Markets Corporation         Michigan
Comerica Insurance Services, Inc.            Michigan
Comerica Insurance Group, Inc.               Michigan
Comerica Securities, Inc.                    Michigan
Wilson, Kemp & Associates, Inc.              Michigan
WAM Holdings, Inc.                           Delaware
WAM Holdings II, Inc.                        Delaware
Comerica AutoLease, Inc.                     Michigan
VRB Corp.                                    Michigan
Comerica International Corporation           U.S.
Comerica Trust Company of Bermuda, Ltd.      Bermuda
Comerica Holdings Incorporated               Delaware
CMT Holdings, Inc.                           Texas
Comerica Merchant Services, Inc.             Delaware
Interstate Select Insurance Services, Inc.   California
Comerica Acceptance Corporation              Michigan
Comerica Assurance Ltd                       Bermuda
Comerica Corporate Services Incorporated     Michigan
Comerica Insurance Company                   Arizona
Comerica Properties Corporation              Michigan
Professional Life Underwriters Services, Inc.Michigan
Comerica Trade Services Limited              Hong Kong
Comerica Leasing Corporation                 Michigan
Comerica Management Company                  Michigan
Comerica Networking, Inc.                    Michigan
Comerica Equities Incorporated               Delaware
Comerica West Incorporated                   Delaware
Comerica West Financial Incorporated         Delaware
Munder Capital Management                    Delaware
World Asset Management                       Delaware
Munder UK, L.L.C.                            Delaware
Comerica Bank-Mexico, S.A.                   Mexico
Comerica Bank-California                     California
Comerica Bank-Texas                          Texas
Comerica Bank, National Association          United States
Comerica Bank-Ann Arbor, N.A.                United States
Comerica Bank-Canada                         Canada
Comerica Bank                                Michigan

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